EXHIBIT 5.2

[ANDREWS KURTH LLP LETTERHEAD]

Supplemental Legality Opinion

March 30, 2007

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas 75063

Re:	First Horizon Asset Securities Inc.
Mortgage Pass-Through Certificates,
Series 2007-FA2

Ladies and Gentlemen:

We have acted as special counsel to First Horizon Asset Securities Inc., a Delaware corporation (the “Company”), in connection with (a) the issuance and sale by the Company of its Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-R and Class II-A-1 Mortgage Pass-Through Certificates, Series 2007-FA2 (the “Senior Publicly-Offered Certificates”) to Citigroup Global Markets Inc. (“Citigroup”) pursuant to an underwriting agreement dated as of May 26, 2006 (the “Citigroup Underwriting Agreement”), as supplemented by a terms agreement thereto dated as of March 26, 2007, each by and among First Horizon Home Loan Corporation, a Kansas corporation (“First Horizon”), the Company and Citigroup, (b) the issuance and sale by the Company of its Class B-1, Class B-2 and Class B-3 Mortgage Pass-Through Certificates, Series 2007-FA2 (the “Banc of America Publicly-Offered Certificates” and, together with the Senior Publicly-Offered Certificates, the “Publicly-Offered Certificates”) to Banc of America Securities LLC (“Banc of America”) pursuant to an underwriting agreement dated as of March 24, 2006 (the “Banc of America Underwriting Agreement” and, together with the Citigroup Underwriting Agreement, the “Underwriting Agreements”), as supplemented by a terms agreement thereto dated as of March 26, 2007, each by and among First Horizon, the Company and Banc of America, (c) the issuance and sale by the Company of its Class B-4, Class B-5 and Class B-6 Mortgage Pass-Through Certificates, Series 2007-FA2 (the “Privately-Offered Certificates”) to Banc of America pursuant to a purchase agreement dated as of August 23, 2005 (the “Purchase Agreement”), as supplemented by a terms agreement thereto dated as of March 26, 2007, each by and among First Horizon, the Company and Banc of America, and (d) the transfer by the Company of the Class I-A-PO and II-A-PO Mortgage Pass-Through Certificates to First Horizon. The Publicly-Offered Certificates and the Privately-Offered Certificates are referred to herein collectively as the “Certificates.” Citigroup and Banc of America are referred to herein collectively as the “Underwriters.” The Certificates were created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), by and among the Company, as Depositor, First Horizon, as Master Servicer, and The Bank of New York, as Trustee. The Certificates evidence a beneficial ownership interest in First Horizon Alternative Mortgage Securities Trust 2007-FA2 (the “Trust”), which consists primarily of certain mortgage loans (the “Mortgage Loans”) conveyed to the Trust by the Company pursuant to the Pooling and Servicing Agreement.

First Horizon Asset Securities Inc.
March 30, 2007

The Publicly-Offered Certificates have been registered by means of a Registration Statement of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), under File No. 333-137018 which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on December 14, 2006 (such Registration Statement herein called the “Registration Statement”). We have participated in the preparation of the Registration Statement with respect to the Publicly-Offered Certificates and the Prospectus dated October 12, 2006 (the “Base Prospectus”) and the related Prospectus Supplement dated March 26, 2007 (the “Prospectus Supplement”), which Base Prospectus and Prospectus Supplement will be filed by the Company with the Commission pursuant to Rule 424 under the Securities Act (the Base Prospectus and the Prospectus Supplement, collectively, the “Prospectus”).

In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the Prospectus and of such other instruments and documents as we have deemed necessary to review as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted as copies.

Based upon the foregoing and in reliance thereon, we are of the opinion that:

1.
The execution and delivery of the Pooling and Servicing Agreement and the incurrence of the obligations and the consummation of the transactions contemplated therein by the Company have been duly authorized by the Company by all necessary corporate action and the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company.

2.
The Pooling and Servicing Agreement constitutes a legal, valid and binding agreement of each of the Company and First Horizon, enforceable against each of the Company and First Horizon in accordance with its terms under the laws of the State of New York, subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws of general application affecting the rights of creditors generally and to general principles of equity and equitable remedies (regardless of whether such enforcement is considered in a proceeding at law or in equity).

3.
The creation and issuance of the Certificates have been duly authorized by all necessary corporate action of the Company and, assuming due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and First Horizon, when executed and countersigned by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to (or as directed by) and paid for (a) by the Underwriters pursuant to the Underwriting Agreements (in the case of the Publicly-Offered Certificates) and (b) by Banc of America pursuant to the Purchase Agreement (in the case of the Privately-Offered Certificates), the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

First Horizon Asset Securities Inc.
March 30, 2007

In rendering the opinions set forth above, we have relied on (i) the opinion of even date herewith of Thacher, Proffitt & Wood, special counsel to the Trustee, that the Pooling and Servicing Agreement and the Certificates have been duly and validly authorized by all necessary corporate action on the part of the Trustee, have been duly and validly executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms and (ii) the opinion of even date herewith of special counsel to First Horizon that the Pooling and Servicing Agreement has been duly and validly authorized by all necessary corporate action on the part of First Horizon and has been duly and validly executed and delivered by First Horizon, and we are aware of no reason for which reliance thereon is not justified.

We express no opinion as to the laws of any jurisdiction other than the laws of the United States and the States of Texas and New York and the Delaware General Corporation Law.

The opinions expressed above are solely for your benefit and, without our prior consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any other person or entity. These opinions are delivered as of the date hereof and we disclaim any responsibility to update these opinions at any time following the date hereof.

We consent to the use and incorporation by reference of this opinion in the Registration Statement. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ Andrews Kurth LLP

DAB;MWH;WRT (NY law);LMG